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                                                                   EXHIBIT 10.2
                                 FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT




    THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of August 6, 1998 by and between MedPartners, Inc., a Delaware corporation ("MedPartners") and E. Mac Crawford ("Executive"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in that certain Employment Agreement by and between MedPartners and Executive dated March 18, 1998 (the "Employment Agreement").

    WHEREAS, MedPartners and Executive entered in the Employment Agreement whereby Executive agreed to serve as President and Chief Executive Officer of MedPartners;

    WHEREAS, pursuant to Section 5(d) of the Employment Agreement, MedPartners granted on March 18, 1998 to Executive an option (the "Option") to purchase 3,250,000 shares of MedPartners, Inc. common stock, $.001 par value (the "Common Stock") as a material inducement to Executive's entering into the Employment Agreement; and

    WHEREAS, MedPartners and Executive desire to amend certain provisions of the Employment Agreement so as to reprice the exercise price of the Option to the closing price of the Common Stock on the New York Stock Exchange on August 7, 1998.

    NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and agreements contained in this Amendment, the parties agree as follows:

    1. Amendment to Section 5. The last five sentences of Section 5(d) of the Employment Agreement shall be deleted in their entirety. The following shall be added to Section 5(d) of the Employment Agreement in lieu thereof:

                    MedPartners and Executive agree to reprice the exercise price of the Option granted pursuant to this Section 5(d) so that the exercise price per share of the Option shall be the Fair Market Value of the Common Stock on August 7, 1998. The Option shall vest based on the continued employment of the Executive in increments of 1,250,000 shares on the date of grant and 1,000,000 shares on each of March 18, 1999 and March 18, 2000. The Option shall be subject to the terms and conditions of a stock option agreement by and between the parties hereto substantially in the form of Exhibit A, attached hereto and incorporated herein by reference (the "Stock Option Agreement"). Upon a Change in Control, as defined in Section 8(b) hereof, the Option will become 100% vested and exercisable. As used herein, the term "Fair Market Value" shall mean the closing sale price of a share of Common Stock as reported on the National Association of Securities Dealer's New York Stock Exchange Composite Reporting Tape.

    2. Addition of Exhibit A. Exhibit A attached to this Amendment shall be the Exhibit A referred to in Section 5(d) of the Employment Agreement, as amended by
Section 1 of this Amendment, and such Exhibit shall be incorporated by reference into the Employment Agreement as if attached thereto.

    3. No Other Amendment. Except as expressly modified by this Amendment, all other terms and conditions of the Employment Agreement shall not be modified or amended and shall remain in full force and effect.

    4.     Miscellaneous.

           (a) Entire Agreement. This Amendment, together with the Employment Agreement and the Stock Option Agreement, contains the entire agreement of the parties relating to the subject matter hereof and thereof, and it replaces and supersedes any prior agreements between the parties relating to said subject matter.



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           (b) Waiver and Amendment. No provision of this Amendment may be waived except by a written agreement signed by the waiving party. The waiver of any term or of any condition of this Amendment shall not be deemed to constitute the waiver of any other term or condition. This Amendment may be amended only by a written agreement signed by each of the parties hereto.

           (c) Captions. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provisions of this Amendment.

           (d) Severability. If this Amendment shall for any reason be or become unenforceable by any party, this Amendment shall thereupon terminate and become unenforceable by the other party as well. In all other respects, if any provision of this Amendment is held invalid or unenforceable, the remainder of this Amendment shall nevertheless remain in full force and effect and, if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

           (e) Governing Law. This Amendment shall be governed by the laws of the State of Alabama.

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Attest:                                                   MEDPARTNERS, INC.


By: __________________________                     By:_________________________
Name: ________________________                        Richard M. Scrushy
Title: _______________________                        Chairman of the Board



                                                      _________________________
                                                      E. Mac Crawford